EXHIBIT 5.1

August 9, 2006

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, NY  10591

                    Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

          We are counsel to Emisphere Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, on or about the date hereof, covering the resale to the public of up to (i) $15,210,834 aggregate principal amount of Senior Secured Convertible Notes (the “Convertible Notes”) plus additional Convertible Notes as are issued in payment of accrued interest on Convertible Notes, and (ii) up to 9,134,364 shares of its common stock, $0.01 par value per share (the “Common Stock”) issuable upon conversion of all Convertible Notes (the “Shares”) issued to (i) MHR Capital Partners Master Account LP, a Delaware limited partnership, (as assignee of MHR Capital Partners (500) LP, a Delaware limited liability partnership), (ii) MHR Capital Partners (100) LP, a Delaware limited partnership, (iii) MHR Institutional Partners II LP, a Delaware limited partnership and (iv) MHR Institutional Partners IIA LP, a Delaware limited partnership (collectively, “MHR”) pursuant to (a) the Senior Secured Term Loan Agreement dated as of September 26, 2005 between Borrower and Lender (as amended, the “Loan Agreement”) and (b) the Investment and Exchange Agreement dated as of September 26, 2005 between the Company and MHR (the “Investment Agreement”).

          We have examined, are familiar with, and have relied as to factual matters solely upon, copies of the Convertible Notes, the Loan Agreement, the Investment Agreement, the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of the Company, and certain resolutions of the Board of Directors  and the stockholders of the Company for the purpose of rendering this opinion (collectively, the “Documents”).

          In connection with our opinion expressed below, we have assumed that, at or before the time of any resale of the Convertible Notes or the Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act and the effectiveness thereof will not have been suspended, and that there will not have occurred any change in law affecting the validity of the issuance of such Convertible Notes or Shares or the status of such Shares as fully paid and nonassessable.

          Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America.

          Our opinion hereafter expressed is based solely upon:  (1) our review of the Documents; (2) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein; and (3) such review of published sources of law as we have deemed necessary.

          Based on the foregoing, we are of the opinion that (i) the Convertible Notes, when sold in the manner described in the Registration Statement, will be legally and validly issued and will represent binding obligations of the Company, and (ii) the Shares, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus contained in the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Brown Rudnick Berlack Israels LLP